Exhibit 10.15

AMENDMENT TO CONVERTIBLE UNSECURED PROMISSORY NOTE

This Amendment to Convertible Unsecured Promissory Note (this “Amendment”) is entered into as of May 26, 2021 (“Effective Date”) by and between SemiLEDs Corporation (“Borrower”) and Simplot Taiwan Inc. (“Lender”) (Borrower and Lender are hereinafter collectively referred to as “Parties”, and individually a “Party”)

WHEREAS, Borrower and J.R. Simplot Company (the “Original Noteholder”)entered into that certain Convertible Unsecured Promissory Note as of November 25, 2019 (the “Original Note”), the Maturity Date thereunder being May 30, 2021.

WHEREAS, on February 7, 2020, the Original Noteholder assigned all of its right, title and interest in and to the Original Note to Lender.

WHEREAS, on May 26, 2020, the Parties agreed that a portion ($300,000) of the total outstanding principal amount ($1,500,000) of the Original Note would be converted into common stock of Borrower and issued in the name of Lender.

NOW, THEREFORE, the Parties desire to (i) document the change of the amount of the Original Note and (ii) extend the Maturity Date of the Original Note.

1.	In addition to the terms defined elsewhere in this Amendment, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Original Note.
2.	The Parties agree that the total principal amount outstanding under the Original Note is $1,200,000.
3.	The Parties agree that the Maturity Date of the Original Note is extended to May 30, 2022.
4.	Unless otherwise expressly provided herein, all other terms and conditions in the Original Note shall remain in full force and effect.
5.	This Amendment shall be deemed as an integral part of the Original Note but shall take precedence if there is any discrepancy between this Amendment and the Original Note.
6.

This Amendment may be executed, including execution by email, in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

The Parties hereto have caused this Amendment to be executed and delivered as of the Effective Date.

SemiLEDs Corporation

By:/s/ Trung Tri Doan

Name: Trung Tri Doan

Title:C.E.O.

Simplot Taiwan Inc.

By:/s/ Scott R. Simplot

Name: Scott R. Simplot

Title:Director